EXHIBIT 23(b)


                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cavalier Homes, Inc. on Form S-8 of our report dated February 29, 1997, appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1996.



                                             /s/ Deloitte & Touche LLP



     Birmingham, Alabama
     January 29, 1998

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